Exhibit 99.1

FOXO TECHNOLOGIES INC.’S BEHAVIORAL HEALTH SUBSIDIARY HAS BEEN APPROVED TO RECEIVE SCOTT COUNTY OPIOID ABATEMENT FUNDS

WEST PALM BEACH, FLORIDA—June 30, 2025 - (Globenewswire)—FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”) today announced that its behavioral health subsidiary, Myrtle Recovery Centers, Inc., has been approved to receive Scott County Opioid Abatement Funds for a second year, starting July 1, 2025 to provide care for uninsured patients from Scott County, at its Oneida, Tennessee location.

Robert Merritt, Chief of Executive Officer of Myrtle stated, “We appreciate the support from Scott County to provide care for uninsured patients from the community that might otherwise not receive the care they need. To receive this support for a second year running combined with our facility operating at capacity and with a waiting list of patients is an acclamation for the quality of care our clinical team provides. We look forward to further expanding our footprint and offering our proven clinical program to an expanded patient base”

Seamus Lagan, Chief Executive Officer of parent company, FOXO Technologies Inc., further added, “We are pleased at how Myrtle has ramped up operations and made a significant impact in the rural communities it serves. We look forward to expanding Myrtle into additional locations through organic growth and acquisition and believe this subsidiary will contribute significant revenue and value to FOXO in future years. Furthermore as we exit the first half of the year we are excited for the second half of 2025 and look forward to demonstrating continued successes achieved in the second quarter, in our upcoming quarterly report to June 30th, when filed”

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151